UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2011
(Date of earliest event reported)

Pacific Biomarkers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21537	93-1211114

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Harrison Street	98119
Seattle, Washington
Zip Code
(Address of Principal Executive Offices)

(206) 298-0068

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2011, we entered into an Asset Purchase Agreement for the sale of substantially all of the assets and liabilities related to our core business of providing specialty reference laboratory services and clinical biomarker services.

Below is a summary of some the key terms of the proposed transaction and the Asset Purchase Agreement, and a full copy of the Asset Purchase Agreement is included as Exhibit 2.1 to this Report on Form 8-K.  The following summary is qualified in its entirety by reference to Exhibit 2.1, which is incorporated herein by reference.

Purchaser

The purchaser of the assets is Emerald Star Holdings, LLC, an affiliate of Ronald Helm, our Chairman and Chief Executive Officer.  Mr. Helm formed Emerald Star as a new entity for the sole purpose of entering into the Asset Purchase Agreement and acquiring the assets.  Emerald Star is a Washington limited liability company and is privately owned by Mr. Helm and others.  Other than Mr. Helm, none of our officers, directors or employees is currently involved with or has any ownership interest in Emerald Star.

Cash Consideration

Under the terms of the Asset Purchase Agreement, Emerald Star will pay cash to us in an amount equal to $2.5 million less the amount of transaction expenses that we incur.  Our transaction expenses will include fees and costs for our investment banker who provided a fairness opinion to us on this transaction, our legal counsel and accountants, proxy solicitation and our share of the sales tax on the transaction.  We currently estimate that the transaction expenses will not exceed $200,000.  We will update this estimate in the definitive proxy statement that we file with the Securities and Exchange Commission.

We have no indemnification obligations under the Asset Purchase Agreement, and there is no escrow account for the net cash proceeds to be paid to us.

Assets Being Sold and Liabilities Being Assumed

We have agreed to sell substantially all of the assets that are related to our specialty reference laboratory services and clinical biomarker services, held by us and by our wholly-owned subsidiary Pacific Biomarkers, Inc., a Washington corporation.  These assets include all of our cash, accounts receivable, customer contracts, equipment, intellectual property, name and website, permits, office and equipment leases, other contracts and other rights.

Emerald Star has agreed to assume substantially all of the liabilities related to these assets and the business.  These liabilities include our accounts payable, obligations under our leases and contracts, tax liabilities, and the remaining obligations under our $4 million secured loan.  Emerald Star has also agreed to offer employment to all of our employees and to assume employee-related liabilities.

We are retaining and not selling any assets (including any intellectual property, rights or claims) held by our two other wholly-owned subsidiaries, Bioquant, Inc. and PBI Technology Inc.  We are also not selling or transferring our net operating losses, tax refunds or any of our corporate, tax and stock records.

Representations, Warranties and Covenants

We have made limited representations to Emerald Star in the Asset Purchase Agreement, and Emerald Star is buying the assets “AS IS, WHERE IS.”  Emerald Star has made certain representations and warranties to us in the Asset Purchase Agreement, including that it has sufficient cash resources available to pay the purchase price.

We and Emerald Star have agreed to certain covenants in the Asset Purchase Agreement, including to cooperate in connection with the proxy solicitation and stockholders’ meeting to be held to vote on the transaction, obtaining required third party consents to the transaction, and certain tax matters.  We have agreed for a period of three years following closing that we will not compete with Emerald Star in the business we are selling.  We also agreed that we will change our corporate name and stock symbol effective upon closing.

Stockholder Approval and Other Closing Conditions

The asset sale is subject to approval of our stockholders holding a majority of the outstanding shares of common stock.  For purposes of this stockholder vote, all shares of common stock held by Mr. Helm (and any other affiliate of Emerald Star) will not be counted in determining majority approval.  As of the date of this Report on Form 8-K, Mr. Helm beneficially owns 711,868 shares and stock options for approximately 748,215 shares (including currently exercisable options and options exercisable within 60 days of the date hereof).

Consummation of the asset sale is subject to certain other closing conditions, including (i) the receipt of all required third-party consents and approvals, (ii) the accuracy of the representations and warranties made by us and Emerald Star, (iii) performance in all material respects of all covenants made by us and Emerald Star, and (iv) the absence of any order or injunction prohibiting the consummation of the asset sale.

Termination Rights

The Asset Purchase Agreement contains certain termination rights for both us and Emerald Star.  In addition, we have the right to terminate the Agreement if we receive a bona fide acquisition proposal from a third party that we believe to be superior, in which case we would be obligated to pay Emerald Star a termination fee of $350,000.  If Emerald Star terminates the Asset Purchase Agreement under certain circumstances, Emerald Star would be obligated to pay us a termination fee of $350,000.

Board Approval

Our board of directors established a special Transaction Committee, comprised of independent directors, to evaluate the proposal from Emerald Star, to negotiate the terms of the Asset Purchase Agreement and to make a recommendation to the board of directors.  The Transaction Committee engaged an independent investment banking firm to evaluate the transaction and to provide its opinion as to the fairness of the consideration, from a financial point of view, to our company.  We will provide a detailed discussion of the fairness opinion in our definitive proxy statement that we file with the Securities and Exchange Commission.

Our board of directors (with Mr. Helm recusing himself from the discussion and vote) approved the Asset Purchase Agreement, upon the recommendation of the Transaction Committee and after reviewing the fairness opinion received by the Transaction Committee.

Timing for Closing and Other Matters

The transaction is currently expected to close in the first quarter of our 2012 fiscal year, pending stockholder approval, third-party consents and satisfaction of other closing conditions.

Upon closing of the transaction contemplated by the Asset Purchase Agreement, we will continue to be a public company and we will hold the net cash proceeds from the sale of our assets and we will continue to own the assets not being sold to Emerald Star.

This transaction is NOT a tender offer for any shares held by any of our stockholders and is NOT a “going-private” transaction under applicable rules of the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with our proposed asset sale, we will file with the Securities and Exchange Commission a definitive proxy statement for a special meeting of our stockholders, containing information about the transaction.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER DOCUMENTS THAT WE FILE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  After we file the proxy statement with the SEC, it will be available and may be obtained free of charge at the SEC’s website at www.sec.gov.

Cautionary Statements

Stockholders and investors are not third-party beneficiaries under the Asset Purchase Agreement, and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

This current report on Form 8-K release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “expect”, “believe”, “anticipate”, “may”, “plan”, “intend”, “estimate”, “could”, and other similar expressions are intended to identify these forward-looking statements.  Examples of forward-looking statements include the expected timing of closing the transaction, including receiving stockholder and regulatory approval, the amount of our transaction expenses, and the amount of the cash consideration to be paid at closing.  We do not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed.  These statements are subject to certain risks, including, among others, the ability of the parties to perform their obligations under the Asset Purchase Agreement, general economic conditions, reactions from customers and suppliers from the announcement of the transaction, and other risks detailed from time to time in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated May 23, 2011, among, Pacific Biomarkers, Inc., a Delaware corporation, Pacific Biomarkers, Inc., a Washington corporation, and Emerald Star Holdings, LLC, a Washington limited liability company*

*
Excludes disclosure schedules that are part of the Asset Purchase Agreement.  The omitted schedule is identified in the Asset Purchase Agreement, and we agree to furnish a copy of such schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 25, 2011

PACIFIC BIOMARKERS, INC.

	By:	/s/ John P. Jensen
John P. Jensen
Vice President and Controller